10(W)(2)

                       NATIONAL MEDIA FUND
                         PROMISSORY NOTE


                                                Dated as of
$1,500,000.00          Irving, Texas             December 16, 1996


     FOR VALUE RECEIVED, the undersigned INTERNATIONAL ASSOCIATION OF SHOWBIZ PIZZA TIME RESTAURANTS, INC. ("Borrower"), a Texas corporation, promises to pay to SHOWBIZ PIZZA TIME, INC. ("Lender"), a Kansas corporation (hereinafter collectively referred to as "Parties"), the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00), or so much thereof as may from time to time be advanced, together with interest accrued on the unpaid principal balance hereof as set forth below.

     1. Interest Rate. The unpaid principal amount hereof from time to time outstanding from the date hereof until maturity shall bear interest at ten and one-half percent (10.5%). Interest shall be calculated at the end of each Lender's monthly accounting periods (which will not correspond with calendar months due to Lender's 52 week fiscal year) based on the average between the principal amounts outstanding and unpaid at the beginning of the monthly accounting period and at the end of such period, but shall be charged and collected based on the actual number of days elapsed.

     2. Payment of Principal and Interest. Each payment by Borrower to Lender on this Note shall be applied first to fees and/or costs, if any, pursuant to Section 8 hereof and then applies to any accrued interest, and then any remaining portion of the payment after such applications shall be applied to reduction of outstanding principal balance of this Note.

     3. Revolving Note. This Note is a "revolving line of credit" note. Principal advances may be made, from time to time, up to the principal amount of this Note, and principal advances may be made, from time to time, up to the principal amount of this Note, and principal payments may, from time to time, be made by Borrower to reduce the principal balance owing pursuant to this Note. This Note may be prepaid in whole or in part at any time without penalty or premium, In no event shall any principal advance be made after December 31, 1997, and all amounts outstanding will be due and payable at that time.

     4. Line of Credit Agreement. This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of the National Media Fund Line of Credit Agreement (the
"Agreement") between Borrower and Lender dated the same date as this Note.

     5. Events of Default. The outstanding principal and accrued interest hereon shall mature and become automatically due and payable, without notice or demand, upon the occurrence and during the continuance of any of the following events of default:

     (a) The failure by Borrower to make a payment of any principal or interest on the Note within ten (10) days after the same becomes due and payable;

     (b) The failure by Borrower to perform any of its obligations, except the payment of principal and interest, arising under this Note, the Agreement or any other agreement between Borrower and Lender within five (5) days after receipt of written notice of such failure; or

     (c) The filing by or against the Borrower of a voluntary or involuntary proceeding seeking liquidation, reorganization or other relief with respect to Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for Borrower or any substantial part of its property and, in the case of any involuntary proceeding not consented to by Borrower, such proceeding is not dismissed within sixty (60) days of its filing.

     6. Remedies. The following remedies are available to Lender if Borrower is in default under this Note: (a) the outstanding principal and accrued interest under the Note shall mature and become automatically due and payable, without notice or demand; (b) Lender may terminate its commitment to advance monies under this Note, and (c) Lender may exercise any other remedies available to it at law or in equity.

     7. Waiver. Borrower, sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (a) waive presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any other security with respect to same, (b) agree to any substitution, subordination, exchange or release of any such security or the release of any parties primarily or secondarily liable hereon, (c) agree that the Lender shall not be required first to institute suit or exhaust its remedies hereon against the Borrower, or other any party liable or to become liable hereon or to enforce its rights against any or all of them or any security with respect to same, and (d) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice hereof to any of them.

     8. Collection Fees. If this Note is not paid at maturity and is placed in the hands of a collection agency or an attorney for collection, or if it is collected through a bankruptcy or any other court after maturity, then the Lender shall be entitled to reasonable fees and court costs for collection.

     9. Limitation of Agreements. All agreements between the Borrower and the Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event, whether by reason of demand or otherwise, shall the amount paid, or agreed to be paid to the Lender for the use, forbearance, or detention of the money to be loaned under this Note or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing security or pertaining to the loan evidenced hereby, exceed the maximum amount permissible under applicable law, as now existing or as hereafter amended, If from any circumstances whatsoever fulfillment of any provision hereof or in any of such other documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Lender shall ever receive interest (or anything which might be deemed interest under applicable law) which would exceed the highest rate of interest allowed by applicable law, such amount which would be excessive interest shall be applied to the reduction of the principal due hereunder and not to the payment of interest, or if such excessive interest, exceeds the unpaid balance of principal of this Note, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform, or does not exceed the maximum rate permitted by applicable law as now existing or hereafter amended, throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Lender and the Borrower.

     10. Records. Borrower hereby appoints Lender as the authorized agent of Borrower with full authority to record on the Payment Grid ("Grid") attached hereto as Exhibit A, and incorporated herein by reference for all purposes, the dates of each transaction, amounts of all principal advances, as well as principal and interest payments, made under this Note, and balance due on the Note. This Grid (and all notations made thereto) shall be conclusive evidence of the actual amounts of principal and accrued interest advanced and/or outstanding under this Note.

     11. Notice. Any notice required to be provided to Borrower hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, telecopy, expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at Borrower's address shown below or at Borrower's most current address on file with Lender. Any such notice shall be deemed to have been given at the time of personal delivery, or in the case of telecopy, upon receipt, or in the case of delivery service or mail, as of the date of the first attempted delivery at the address and in the manner provided herein. Borrower promises to give Lender prompt notice of any change in Borrower's address.

     12.  Miscellaneous.

     (a) No failure or delay by Lender in exercising any right, power or privilege under this Note or the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise or any other right, power or privilege.

     (b) The captions used in this Note are for convenience only and shall not be deemed to amplify, modify or limit any provision hereof.

     (c) Words of any gender used in this Note shall be construed to include any other gender, and words in the singular shall include the plural and vice versa, unless the context otherwise requires.

     (d) This Note shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns.

     (e) This Note, together with the Agreement, contains the entire agreement between the Parties with respect to the subject matter hereof and can be altered, amended or modified only by a written instrument executed by both Parties.

     (f) This Note may be executed in multiple copies, each of which shall be deemed an original, and all of such copies shall together constitute one and the same instrument.

     (g) Time is of the essence in the performance of each obligation, covenant and condition under this Note.

     (h) This Note shall be governed by the laws of the State of Texas.

     (i)  This Note is performable in Dallas County, Texas.

Address:
4441 West Airport Freeway
Irving, Texas 75062


INTERNATIONAL ASSOCIATION OF SHOWBIZ
PIZZA TIME RESTAURANTS, INC.


By:  --------------------------------
     Michael A. Hilton
     President